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                                                                     EXHIBIT 10.

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 40 (File Nos. 2-72671 and 811-3199) to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 11, 2005, relating to the consolidated financial statements of Kemper Investors Life Insurance Company, and of our report dated March 18, 2005, relating to the financial statements of the KILICO Variable Annuity Separate Account, which appear in such Registration Statement. We also consent to the reference to us under the headings "Services to the Separate Account" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois
April 27, 2005